UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 25, 2012, VeriSign, Inc. (“Verisign” or the “Company”) announced that on June 23, 2012, the Internet Corporation for Assigned Names and Numbers (“ICANN”) approved the renewal of the .com Registry Agreement between Verisign and ICANN (the “Agreement”) for the term commencing on December 1, 2012 through November 30, 2018. Verisign’s Board of Directors approved the renewal of the Agreement on June 16, 2012.

In accordance with the Cooperative Agreement between the U.S. Department of Commerce (the “Department”) and Verisign, the Department will now undertake a review of the renewal of the Agreement. The Department’s approval of the renewal of the Agreement is required for the renewal to be effective. The Agreement is expected to be renewed on or before November 30, 2012. There can be no assurance that the Department will approve the renewal of the Agreement or that renewal will occur on or before November 30, 2012.

A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Text of press release of VeriSign, Inc. issued on June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: June 25, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Text of press release of VeriSign, Inc. issued on June 25, 2012.

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